Explanation of Responses
                            ------------------------

Name:                         Citadel Equity Fund Ltd.

Address:                      c/o Citadel Investment Group, L.L.C.
                              131 S. Dearborn Street, 32nd Floor
                              Chicago, Illinois 60603

Issuer and Ticker Symbol:     Harbin Electric, Inc.      HRBN
Date of Event                 11/24/2006
Requiring Statement:


Explanation of Responses:

This Form 4 Amendment is being filed solely to amend the Form 4 filed by the Reporting Persons on November 28, 2006, to indicate that Citadel Equity Fund Ltd. ("CEF") may be deemed to be a director by deputization as described below.

CEF holds warrants to purchase shares of common stock of the Issuer. Citadel Limited Partnership is the portfolio manager of CEF and consequently has voting control and investment discretion over securities held by CEF, and may be deemed to indirectly control CEF. Citadel Investment Group (Hong Kong) Limited ("CIGHK") provides investment advisory services to Citadel Limited Partnership with respect to Hong Kong-based investment activities. Each of the other persons jointly filing this Form 4 may be deemed to indirectly control CEF. Each of the Reporting Persons other than CEF disclaims beneficial ownership of the reported securities.

The Reporting Persons sold, in a private transaction, (i) $11,500,000 of the principal amount of the Issuer's Guaranteed Senior Secured Floating Rate Notes (the "Transferred Notes"), (ii) fully detachable warrants to purchase an aggregate of 663,462 shares of Common Stock at an exercise price of $7.80 per share, and (iii) fully detachable warrants to purchase an aggregate of 159,133 shares of Common Stock at an exercise price of $10.84 per share, for an aggregate purchase price of $13,809,514.25 (representing 117.90625% of the principal amount of the Transferred Notes plus accrued interest thereon of $250,295.50).

CEF has designated two (2) individuals (the "Nominees"), including Oliver Weisberg, a Hong Kong Managing Director of CIGHK ("Weisberg"), to serve on the Issuer's Board. The Nominees were elected as members of the Board at the Issuer's annual meeting of shareholders, held on November 17, 2006. CEF may be deemed a director by deputization by virtue of the service of Weisberg on the Issuer's board of directors.

                             JOINT FILER INFORMATION
                             -----------------------

Name:                         Citadel Investment Group, L.L.C.

Address:                      131 S. Dearborn Street, 32nd Floor
                              Chicago, Illinois 60603

Designated Filer:             Citadel Equity Fund Ltd.

Issuer and Ticker Symbol:     Harbin Electric, Inc.      HRBN

Date of Event                 11/24/2006
Requiring Statement:


CITADEL INVESTMENT GROUP, L.L.C.


By:  /s/ Matthew B. Hinerfeld
   --------------------------------------------------
     Matthew B. Hinerfeld,
     Managing Director and Deputy General Counsel

                             JOINT FILER INFORMATION
                             -----------------------

Name:                         Citadel Limited Partnership

Address:                      c/o Citadel Investment Group, L.L.C.
                              131 S. Dearborn Street, 32nd Floor
                              Chicago, Illinois 60603

Designated Filer:             Citadel Equity Fund Ltd.

Issuer and Ticker Symbol:     Harbin Electric, Inc.      HRBN

Date of Event                 11/24/2006
Requiring Statement:



CITADEL LIMITED PARTNERSHIP

By:               Citadel Investment Group, L.L.C.,
                  its General Partner


By:  /s/ Matthew B. Hinerfeld
   --------------------------------------------------
     Matthew B. Hinerfeld,
     Managing Director and Deputy General Counsel

                             JOINT FILER INFORMATION
                             -----------------------

Name:                         Citadel Investment Group (Hong Kong) Limited

Address:                      c/o Citadel Investment Group, L.L.C.
                              131 S. Dearborn Street, 32nd Floor
                              Chicago, Illinois 60603

Designated Filer:             Citadel Equity Fund Ltd.

Issuer and Ticker Symbol:     Harbin Electric, Inc.      HRBN

Date of Event                 11/24/2006
Requiring Statement:



CITADEL INVESTMENT GROUP (HONG KONG) LIMITED

By:               Citadel Investment Group, L.L.C.,
                  its Sole Shareholder


By:  /s/ Matthew B. Hinerfeld
   --------------------------------------------------
     Matthew B. Hinerfeld,
     Managing Director and Deputy General Counsel

                             JOINT FILER INFORMATION
                             -----------------------

Name:                         Kenneth Griffin

Address:                      c/o Citadel Investment Group, L.L.C.
                              131 S. Dearborn Street, 32nd Floor
                              Chicago, Illinois 60603

Designated Filer:             Citadel Equity Fund Ltd.

Issuer and Ticker Symbol:     Harbin Electric, Inc.      HRBN

Date of Event                 11/24/2006
Requiring Statement:




By: /s/ Matthew B. Hinerfeld
   --------------------------------------------------
     Matthew B. Hinerfeld, attorney-in-fact**



** Matthew B. Hinerfeld is signing on behalf of Kenneth Griffin as attorney-in-fact pursuant to a power of attorney previously filed with the Securities and Exchange Commission on February 9, 2005, and hereby incorporated by reference herein. The power of attorney was filed as an attachment to a filing by Citadel Limited Partnership on Schedule 13G/A for Komag, Incorporated.

                             JOINT FILER INFORMATION
                             -----------------------

Name:                         Citadel Wellington LLC

Address:                      c/o Citadel Investment Group, L.L.C.
                              131 S. Dearborn Street, 32nd Floor
                              Chicago, Illinois 60603

Designated Filer:             Citadel Equity Fund Ltd.

Issuer and Ticker Symbol:     Harbin Electric, Inc.      HRBN

Date of Event                 11/24/2006
Requiring Statement:



CITADEL WELLINGTON LLC

By:               Citadel Limited Partnership,
                  its Managing Member

By:               Citadel Investment Group, L.L.C.,
                  its General Partner


By:  /s/ Matthew B. Hinerfeld
   --------------------------------------------------
     Matthew B. Hinerfeld,
     Managing Director and Deputy General Counsel

                             JOINT FILER INFORMATION
                             -----------------------

Name:                         Citadel Kensington Global Strategies Fund Ltd.

Address:                      c/o Citadel Investment Group, L.L.C.
                              131 S. Dearborn Street, 32nd Floor
                              Chicago, Illinois 60603

Designated Filer:             Citadel Equity Fund Ltd.

Issuer and Ticker Symbol:     Harbin Electric, Inc.      HRBN

Date of Event                 11/24/2006
Requiring Statement:



CITADEL KENSINGTON GLOBAL STRATEGIES FUND LTD.

By:               Citadel Limited Partnership,
                  its Portfolio Manager

By:               Citadel Investment Group, L.L.C.,
                  its General Partner


By:  /s/ Matthew B. Hinerfeld
   --------------------------------------------------
     Matthew B. Hinerfeld,
     Managing Director and Deputy General Counsel